UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 30, 2018

United Royale Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208978	98-1253258
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Unit Room 7C, World Trust Tower Building,
50 Stanley Street, Central, Hong Kong
(Address of principal executive offices)

(852) 3610-2665

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of March 30, 2018, Mr. Teoh Kooi Sooi resigned from the positions with the Company, including President of the Company. And Mr. Teoh will retain his position of Chief Executive Officer and director in the board. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Teoh Kooi Sooi has been the President of the Company since September 18, 2015.

As of March 30, 2018, Mr. Chen Zheru resigned from the positions with the Company, including Secretary of the Company. And Mr. Chen will retain his position of director in the board. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Chen Zheru has been the Secretary of the Company since September 18, 2015.

As of March 30, 2018, Ms. Jaya C Rajamanickam was appointed as the Company’s new President. Ms. Feliana Binti Johny was appointed as the Company’s new Secretary.

The biographies for the new officers of the Company are set forth below:

Ms. Jaya C Rajamanickam, age 50, graduated from the University of Technology Malaysia (UTM) with a Bachelor Degree in Human Resource Development in 2008 and further obtain a Master Degree in Agricultural Engineer in 2011. Upon the graduation, Ms. Rajamanickam started working as a researcher in Global Resources Sdn Bhd from 2011 to 2013. Ms. Rajamanickam performed primary and secondary research on optimal benefits package for agarwood medium – big size plantation. From 2013 to 2015, Ms. Rajamanickam worked as a technology researcher in Agriculture in Agriculture & Environmental Techonologies Sdn Bhd. Besides conducting the market search for Malaysia agriculture sector, Ms. Rajamanickam also responsible for the marketing strategy and presentation to clients and government body. From 2015-2017, Ms. Rajamanickam joined Agarwood Management Services Sdn Bhd as a project manager and research analyst to oversee agarwood plantation sites and handle daily operational activities.

Ms. Rajamanickam’s experience in the agricultural industry has led the Board of Director to reach the conclusion that he should serve as President of the Company.

Ms. Feliana Binti Johny, age 22, graduated from the Universiti Tunku Abdul Rahman (UTAR) with a Bachelor Degree in Actuarial Science in 2017. Upon the graduation in 2017, Ms. Johny started working as a credit analyst in Alliance Bank Malaysia Berhad. Ms. Johny analyzed the financial and credit information of the clients in order to determine risks prior to granting loans to SME company from various industries. Ms. Johny conducted review on existing clients and identified weak credits for proactive remedial actions. Occasionally, Ms. Johny also conduct trade reference and site visits to the clients in order to have a better understand on the business activities and operations.

Ms. Johny’s experience in the credit and risk assessment has led the Board of Director to reach the conclusion that he should serve as Secretary of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2018

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

By:	/s/ CHEN ZHERU
Name:	CHEN Zheru
Title:	Director